SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 24, 2001
(To Prospectus dated August 7, 2001)



                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                                Home Loans, Inc.
                                     Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2001-BC3

                                 -------------


The Class B-2
certificates
represent                The Class B-2 Certificates
obligations of the
trust only and do        o    This supplement relates to the offering of
not represent an              the Class B-2 certificates of the series
interest in or                referenced above. This supplement does not
obligation of CWABS,          contain complete information about the
Inc., Countrywide             offering of the Class B-2 certificates.
Home Loans, Inc.,             Additional information is contained in the
Countrywide Home              prospectus supplement dated August 24, 2001
Loans Servicing LP            prepared in connection with the offering of
or any of their               the offered certificates of the series
affiliates.                   referenced above and in the prospectus of the
                              depositor dated August 7, 2001. You are urged
This supplement may           to read this supplement, the prospectus
be used to offer and          supplement and the prospectus in full.
sell the offered
certificates only if     o    As of November 25, 2003, the Certificate
accompanied by the            Principal Balance of the Class B-2
prospectus                    certificates was approximately $8,000,000.
supplement and the
prospectus.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class B-2 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

December 18, 2003

                               THE MORTGAGE POOL

     As of November 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 1,460 Mortgage Loans having an aggregate Stated Principal Balance of approximately $148,857,467.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                             As of November 1,
                                                                                                    2003
                                                                                            -----------------
Total Number of Mortgage Loans...................................................             1,460
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 2.47%
         60-90 days..............................................................                 0.62%
         91 days or more (excluding pending foreclosures)........................                 6.85%
                                                                                                  -----
         Total Delinquencies.....................................................                 9.94%
                                                                                                  =====
Foreclosures Pending.............................................................                 8.90%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                18.84%
                                                                                                 ======
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference
Date.

     Sixty-six (66) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                        Delinquency and Foreclosure Experience
                           As of December 31, 2001           As of December 31, 2002         As of September 30, 2003
                           -----------------------           -----------------------         ------------------------
Total Portfolio.......$9,081,242,926.99    100.00%    $10,499,524,957.75     100.00%    $16,980,388,024.20    100.00%
Delinquency
percentage
   30-59 days.........  $806,843,594.55      8.88%       $776,262,182.66       7.39%       $991,710,764.72      5.84%
   60-89 days.........  $255,443,513.99      2.81%       $272,447,833.46       2.59%       $300,114,059.11      1.77%
   90+ days...........   $103,605,79149      1.14%       $112,192,108.56       1.07%        $95,790,777.81      0.56%
   Total              $1,165,892,900.03     12.84%     $1,160,902,124.68      11.06%     $1,387,615,601.64      8.17%
                    ==================== ========== ===================== =========== ===================== ==========

Foreclosure Rate......  $356,652,093.38      3.93%       $277,872,737.06       2.65%       $325,551,916.14      1.92%
Bankruptcy Rate.......  $232,679,880.26      2.56%       $293,013,840.50       2.79%       $305,528,667.43      1.80%
                    ==================== ========== ===================== =========== ===================== ==========


     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS B-2 CERTIFICATES

     The Class B-2 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of November 25, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class B-2 Certificates was approximately $8,000,000 evidencing a beneficial ownership interest of approximately 5.37% in the Trust Fund. As of the Certificate Date, the Senior Offered Certificates had an aggregate principal balance of $118,857,467 and evidenced in the aggregate a beneficial ownership interest of approximately 79.85% in the Trust Fund. As of the Certificate Date, the Subordinated Offered Certificates had an aggregate principal balance of $30,000,000 and evidenced in the aggregate a beneficial ownership interest of approximately 20.15% in the Trust Fund. For additional information with respect to the Class B-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The November 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution Date" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined herein; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.21% per annum, and the level of One-Month LIBOR remains constant at 1.15% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is December 23, 2003; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

     For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum.

     The other percentages of the Prepayment Vector identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

     For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum. The Prepayment Models used in this Prospectus Supplement are 23% PV for the Fixed Rate Mortgage Loans and 30% CPR for the Adjustable Rate Mortgage Loans.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class B-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.



              Percent of Certificate Principal Balance Outstanding

Adjustable Rate Mortgage Loans  -           0%             80%             100%             150%            200%
(Percentages of the Prepayment              --             ---             ----             ----            ----
Model)

         Distribution Date
         -----------------

Initial Percent..................          100             100              100             100             100
December 25, 2004................           94              56              51               40              31
December 25, 2005................           73              43              36               23              15
December 25, 2006................           72              32              26               13               7
December 25, 2007................           71              25              18                8               4
December 25, 2008................           70              19              13                4               2
December 25, 2009................           69              14               9                3               1
December 25, 2010................           67              11               6                1               1
December 25, 2011................           66               8               5                1               *
December 25, 2012................           65               6               3                1               *
December 25, 2013................           63               5               2                *               *
December 25, 2014................           61               4               2                *               *
December 25, 2015................           59               3               1                *               *
December 25, 2016................           57               2               1                *               *
December 25, 2017................           55               2               1                *               *
December 25, 2018................           52               1               *                *               *
December 25, 2019................           50               1               *                *               *
December 25, 2020................           47               1               *                *               *
December 25, 2021................           45               *               *                *               *
December 25, 2022................           41               *               *                *               *
December 25, 2023................           38               *               *                *               *
December 25, 2024................           34               *               *                *               *
December 25, 2025................           30               *               *                *               *
December 25, 2026................           26               *               *                *               *
December 25, 2027................           21               *               *                *               *
December 25, 2028................           16               *               *                *               *
December 25, 2029................           10               *               *                *               *
December 25, 2030................           4                *               *                *               *
December 25, 2031................           *                *               *                *               *
December 25, 2032................           *                *               *                *               *
December 25, 2033................           0                0               0                0               0
Weighted Average Life (years)(1).         14.12            2.97            2.39             1.6             1.29
Weighted Average Life (years)(1)(2)       13.76            2.24            1.81             1.23            1.00
                --------------------------
                (1) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.
                (2) To the Optional Termination Date
                 *  Less than 0.5% of the initial aggregate principal balance.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class B-2 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                              ERISA CONSIDERATIONS

     Prospective purchasers of the Class B-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class B-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") only if the potential investor delivers the opinion of counsel described in "ERISA Considerations" in the Prospectus Supplement, or is an insurance company investing plan assets held in its general account in circumstances that satisfy the requirements of Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Although the Exemption has been amended since 2001, this amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class B-2 Certificates.

                                    RATINGS

     The Class B-2 Certificates are currently rated "Baa2" by Moody's Investors Service, Inc., and "BBB" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class B-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Loans in the Mortgage Pool
(As of the Reference Date)                                                         Range
                                                                                   -----

Combined, Arm and Fixed Mortgage Loan Characteristics
Total Number of Loans                                                  1,460
Aggregate Principal Balance                                    $148,857,467
Average Principal Balance                                          $101,957  $14,660 to $573,745
Weighted Average Mortgage Rate                                        9.08%    6.00% to   15.00%
Weighted Average Original Term to Maturity (months)                    353       120 to      360
Weighted Average Remaining Term to Maturity (months)                   324        91 to      334
Weighted Average Loan-to-Value Ratio                                 79.70%   15.12% to  100.00%
Weighted Average FICO Credit Score                                      602



Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                         6.24%    2.61% to   11.27%
Weighted Average Maximum Mortgage Rate                               15.51%    9.24% to   20.75%
Weighted Average Minimum Mortgage Rate                                8.62%    4.74% to   16.34%
Weighted Average Initial Periodic Rate Cap                            2.53%    1.00% to    3.00%
Weighted Average Subsequent Periodic Rate Cap                         1.01%    1.00% to    1.50%


Mortgage Loan Programs

                                                                                                     Percentage of
                                                       Number of      Aggregate Principal      Aggregate Principal
Loan Programs                                     Mortgage Loans      Balance Outstanding      Balance Outstanding
------------------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                              553              $61,533,397                    41.34 %
3/17 Six-Month LIBOR                                           1                  $85,623                     0.06
3/27 Six-Month LIBOR                                         480              $54,507,782                    36.62
FIXED 10 Year                                                  8                 $185,910                     0.12
FIXED 15 Year                                                 69               $3,231,725                     2.17
FIXED 20 Year                                                 23               $1,416,299                     0.95
FIXED 25 Year                                                  1                  $57,889                     0.04
FIXED 30 Year                                                293              $26,523,203                    17.82
FIXED 30/15 Year Balloon                                      32               $1,315,639                     0.88
------------------------------------------------------------------------------------------------------------------
Total                                                      1,460             $148,857,467                   100.00 %
==================================================================================================================


Mortgage Loan Principal Balances

                                                                                                     Percentage of
Range of Mortgage Loan                                 Number of      Aggregate Principal      Aggregate Principal
Principal Balances ($)                            Mortgage Loans      Balance Outstanding      Balance Outstanding
------------------------------------------------------------------------------------------------------------------
$ 0.01 to $25,000                                             31                 $653,069                     0.44 %
$ 25,000.01 to $50,000                                       392              $15,307,611                    10.28
$ 50,000.01 to $75,000                                       310              $19,313,692                    12.97
$ 75,000.01 to $100,000                                      220              $19,220,362                    12.91
$100,000.01 to $150,000                                      267              $32,029,508                    21.52
$150,000.01 to $200,000                                       84              $14,939,794                    10.04
$200,000.01 to $250,000                                       48              $10,641,135                     7.15
$250,000.01 to $300,000                                       31               $8,563,275                     5.75
$300,000.01 to $350,000                                       39              $12,622,410                     8.48
$350,000.01 to $400,000                                       22               $8,192,666                     5.50
$400,000.01 to $450,000                                        8               $3,414,460                     2.29
$450,000.01 to $500,000                                        6               $2,872,264                     1.93
$500,000.01 to $550,000                                        1                 $513,478                     0.34
$550,000.01 to $600,000                                        1                 $573,745                     0.39
------------------------------------------------------------------------------------------------------------------
Total                                                      1,460             $148,857,467                   100.00 %
==================================================================================================================


State Distribution of Mortgaged Properties

                                                                                                     Percentage of
                                                       Number of      Aggregate Principal      Aggregate Principal
State                                             Mortgage Loans      Balance Outstanding      Balance Outstanding
-------------------------------------------------------------------------------------------------------------------
Alabama                                                        3                 $272,018                     0.18 %
Alaska                                                         1                  $51,545                     0.03
Arizona                                                       56               $5,335,655                     3.58
Arkansas                                                       5                 $231,940                     0.16
California                                                   120              $29,422,642                    19.77
Colorado                                                      37               $6,475,007                     4.35
Connecticut                                                    8                 $675,431                     0.45
Delaware                                                       3                 $371,798                     0.25
District of Columbia                                           5                 $788,340                     0.53
Florida                                                      122               $9,847,996                     6.62
Georgia                                                       37               $2,989,161                     2.01
Hawaii                                                        21               $4,786,600                     3.22
Idaho                                                          2                 $228,488                     0.15
Illinois                                                      63               $7,469,218                     5.02
Indiana                                                       36               $2,522,095                     1.69
Iowa                                                          13                 $733,259                     0.49
Kansas                                                        10                 $562,949                     0.38
Kentucky                                                      44               $2,762,723                     1.86
Louisiana                                                     25               $1,534,718                     1.03
Maryland                                                      21               $2,419,167                     1.63
Massachussetts                                                12               $1,120,242                     0.75
Michigan                                                      97               $7,678,486                     5.16
Minnesota                                                     10               $1,130,150                     0.76
Mississippi                                                   15                 $853,199                     0.57
Missouri                                                      50               $3,599,697                     2.42
Montana                                                        2                 $193,721                     0.13
Nebraska                                                      11                 $735,828                     0.49
Nevada                                                        19               $2,504,637                     1.68
New Hampshire                                                  3                 $319,157                     0.21
New Jersey                                                     7                 $847,025                     0.57
New Mexico                                                     8                 $447,406                     0.30
New York                                                      28               $3,082,386                     2.07
North Carolina                                                44               $3,784,261                     2.54
North Dakota                                                   1                  $25,097                     0.02
Ohio                                                         141               $9,220,072                     6.19
Oklahoma                                                      48               $3,005,400                     2.02
Oregon                                                        32               $4,647,389                     3.12
Pennsylvania                                                  56               $4,297,134                     2.89
Rhode Island                                                   2                 $142,366                     0.10
South Carolina                                                21               $1,308,245                     0.88
Tennessee                                                     43               $2,736,220                     1.84
Texas                                                         76               $5,866,117                     3.94
Utah                                                          18               $2,431,304                     1.63
Virginia                                                      24               $2,021,800                     1.36
Washington                                                    41               $5,590,374                     3.76
West Virginia                                                  3                 $171,635                     0.12
Wisconsin                                                     16               $1,617,369                     1.09
------------------------------------------------------------------------------------------------------------------
Total                                                      1,460             $148,857,467                   100.00 %
=================================================================================================================


Original Loan-to-Value Ratios

                                                                                                     Percentage of
Range of Original                                      Number of      Aggregate Principal      Aggregate Principal
Loan-to-Value Ratios (%)                          Mortgage Loans      Balance Outstanding      Balance Outstanding
------------------------------------------------------------------------------------------------------------------
50.00 or Less                                                 63               $2,762,333                     1.86 %
50.01-55.00                                                   23               $1,168,394                     0.78
55.01-60.00                                                   31               $2,284,228                     1.53
60.01-65.00                                                   50               $3,634,958                     2.44
65.01-70.00                                                   95               $9,858,581                     6.62
70.01-75.00                                                  169              $15,466,568                    10.39
75.01-80.00                                                  473              $49,834,991                    33.48
80.01-85.00                                                  283              $30,295,610                    20.35
85.01-90.00                                                  242              $30,029,059                    20.17
90.01-95.00                                                   28               $3,082,400                     2.07
95.01-100.00                                                   3                 $440,344                     0.30
------------------------------------------------------------------------------------------------------------------
Total                                                      1,460             $148,857,467                   100.00 %
==================================================================================================================


Mortgage Rates

                                                                                                     Percentage of
Range of Mortgage                                      Number of      Aggregate Principal      Aggregate Principal
Rates (%)                                         Mortgage Loans      Balance Outstanding      Balance Outstanding
------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                                                  4                 $488,519                     0.33 %
6.001 - 6.500                                                  8                 $999,682                     0.67
6.501 - 7.000                                                 42               $7,000,524                     4.70
7.001 - 7.500                                                 83              $12,005,453                     8.07
7.501 - 8.000                                                157              $21,482,795                    14.43
8.001 - 8.500                                                135              $16,615,521                    11.16
8.501 - 9.000                                                178              $21,647,734                    14.54
9.001 - 9.500                                                157              $16,168,494                    10.86
9.501 - 10.000                                               202              $18,629,614                    12.52
10.001 - 10.500                                              138              $10,316,250                     6.93
10.501 - 11.000                                              127               $9,534,194                     6.40
11.001 - 11.500                                               75               $4,983,058                     3.35
11.501 - 12.000                                               55               $3,939,089                     2.65
12.001 - 12.500                                               33               $2,035,330                     1.37
12.501 - 13.000                                               24               $1,214,097                     0.82
13.001 - 13.500                                               32               $1,449,479                     0.97
13.501 - 14.000                                                7                 $247,193                     0.17
14.001 - 14.500                                                2                  $54,752                     0.04
14.501 - 15.000                                                1                  $45,690                     0.03
------------------------------------------------------------------------------------------------------------------
Total                                                      1,460             $148,857,467                   100.00 %
==================================================================================================================


Types of Mortgaged Properties

                                                                                                     Percentage of
                                                       Number of      Aggregate Principal      Aggregate Principal
Property Types                                    Mortgage Loans      Balance Outstanding      Balance Outstanding
------------------------------------------------------------------------------------------------------------------
Single Family Residence                                    1,210             $121,805,112                    81.83 %
Planned Unit Development                                      63              $11,435,930                     7.68
Low-Rise Condominium                                          59               $4,857,834                     3.26
Manufactured Housing(1)                                       75               $4,745,525                     3.19
2 Family Residence                                            32               $2,865,373                     1.92
4 Family Residence                                             9               $1,447,713                     0.97
3 Family Residence                                             8                 $927,524                     0.62
High-Rise Condominium                                          4                 $772,456                     0.52
------------------------------------------------------------------------------------------------------------------
Total                                                      1,460             $148,857,467                   100.00 %
==================================================================================================================
(1) Treated as Real Property


Purpose of Mortgage Loans

                                                                                                     Percentage of
                                                       Number of      Aggregate Principal      Aggregate Principal
Loan Purpose                                      Mortgage Loans      Balance Outstanding      Balance Outstanding
------------------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                         634              $65,178,081                    43.79 %
Purchase                                                     395              $41,958,666                    28.19
Refinance (Rate/Term)                                        431              $41,720,720                    28.03
------------------------------------------------------------------------------------------------------------------
Total                                                      1,460             $148,857,467                   100.00 %
==================================================================================================================


Occupancy Types of the Mortgage Loans

                                                                                                     Percentage of
                                                       Number of      Aggregate Principal      Aggregate Principal
Occupancy Type                                    Mortgage Loans      Balance Outstanding      Balance Outstanding
------------------------------------------------------------------------------------------------------------------
Primary Residence                                          1,358             $140,949,133                    94.69 %
Investment Property                                           96               $7,385,926                     4.96
Secondary Residence                                            6                 $522,408                     0.35
------------------------------------------------------------------------------------------------------------------
Total                                                      1,460             $148,857,467                   100.00 %
==================================================================================================================


Remaining Term to Maturity

                                                                                                     Percentage of
Range of Remaining Term                                Number of      Aggregate Principal      Aggregate Principal
to Maturity (Months)                              Mortgage Loans      Balance Outstanding      Balance Outstanding
------------------------------------------------------------------------------------------------------------------
1 - 120                                                        8                 $185,910                     0.12 %
121 - 180                                                    110               $4,923,316                     3.31
181 - 300                                                     25               $1,559,811                     1.05
301 - 360                                                  1,317             $142,188,429                    95.52
------------------------------------------------------------------------------------------------------------------
Total                                                      1,460             $148,857,467                   100.00 %
==================================================================================================================


Credit Grade Categories for the Mortgage Loans

                                                                                                     Percentage of
                                                       Number of      Aggregate Principal      Aggregate Principal
Credit Grade Category (1)                         Mortgage Loans      Balance Outstanding      Balance Outstanding
------------------------------------------------------------------------------------------------------------------
A                                                            477              $62,351,674                    41.89 %
A-                                                           295              $32,094,046                    21.56
B                                                            343              $29,267,640                    19.66
C                                                            278              $20,816,855                    13.98
C-                                                            60               $3,872,123                     2.60
D                                                              7                 $455,130                     0.31
------------------------------------------------------------------------------------------------------------------
Total                                                      1,460             $148,857,467                   100.00 %
==================================================================================================================
     (1) Although the Mortgage Loans were originated by various originators under differing underwriting guidelines, the Mortgage Loans in the Mortgage Pool as of the Reference Date loosely correspond to the Countrywide credit grades shown in this table.


FICO Credit Scores

                                                                                                     Percentage of
                                                       Number of      Aggregate Principal      Aggregate Principal
Range of FICO Credit Scores                       Mortgage Loans      Balance Outstanding      Balance Outstanding
------------------------------------------------------------------------------------------------------------------
801 - 820                                                      2                 $196,879                     0.13 %
781 - 800                                                      6                 $536,983                     0.36
761 - 780                                                      9               $1,220,153                     0.82
741 - 760                                                      7               $1,138,587                     0.76
721 - 740                                                     11               $1,092,460                     0.73
701 - 720                                                     18               $2,475,715                     1.66
681 - 700                                                     41               $6,006,834                     4.04
661 - 680                                                     68               $7,936,436                     5.33
641 - 660                                                     87              $10,572,044                     7.10
621 - 640                                                    156              $20,184,079                    13.56
601 - 620                                                    179              $20,902,550                    14.04
581 - 600                                                    205              $18,420,162                    12.37
561 - 580                                                    224              $22,016,836                    14.79
541 - 560                                                    209              $17,365,013                    11.67
521 - 540                                                    147              $11,972,924                     8.04
501 - 520                                                     88               $6,565,010                     4.41
500 or Less                                                    2                 $119,092                     0.08
Missing                                                        1                 $135,711                     0.09
------------------------------------------------------------------------------------------------------------------
Total                                                      1,460             $148,857,467                   100.00 %
==================================================================================================================


Gross Margin
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                                     Percentage of
                                                       Number of      Aggregate Principal      Aggregate Principal
Range of Gross Margins (%)                        Mortgage Loans      Balance Outstanding      Balance Outstanding
------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                                  1                 $216,553                     0.19 %
3.001 - 4.000                                                  6               $1,119,268                     0.96
4.001 - 5.000                                                 50               $6,159,398                     5.30
5.001 - 6.000                                                317              $42,443,155                    36.55
6.001 - 7.000                                                500              $52,660,306                    45.35
7.001 - 8.000                                                111               $9,716,586                     8.37
8.001 - 9.000                                                 36               $2,901,148                     2.50
9.001 - 10.000                                                11                 $729,508                     0.63
10.001 - 11.000                                                1                 $151,448                     0.13
11.001 - 12.000                                                1                  $29,433                     0.03
------------------------------------------------------------------------------------------------------------------
Total                                                      1,034             $116,126,803                   100.00 %
==================================================================================================================


Maximum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                                     Percentage of
Range of Maximum                                       Number of      Aggregate Principal      Aggregate Principal
Mortgage Rates (%)                                Mortgage Loans      Balance Outstanding      Balance Outstanding
------------------------------------------------------------------------------------------------------------------
9.001 - 10.000                                                 1                  $32,301                     0.03 %
10.001 - 10.500                                                1                  $73,770                     0.06
10.501 - 11.000                                                1                  $59,827                     0.05
11.001 - 11.500                                                1                 $158,241                     0.14
12.001 - 12.500                                                5                 $785,471                     0.68
12.501 - 13.000                                               24               $4,157,343                     3.58
13.001 - 13.500                                               39               $6,276,162                     5.40
13.501 - 14.000                                               52               $6,999,124                     6.03
14.001 - 14.500                                               80              $12,189,157                    10.50
14.501 - 15.000                                              139              $17,856,090                    15.38
15.001 - 15.500                                              109              $12,195,838                    10.50
15.501 - 16.000                                              148              $16,351,063                    14.08
16.001 - 16.500                                              116              $11,810,445                    10.17
16.501 - 17.000                                              111              $11,495,415                     9.90
17.000 - 17.500                                               61               $4,813,354                     4.14
17.501 - 18.000                                               52               $4,374,079                     3.77
18.001 - 18.500                                               34               $2,841,298                     2.45
18.501 - 19.000                                               21               $1,474,341                     1.27
19.001 - 19.500                                               28               $1,732,019                     1.49
19.501 - 20.000                                                7                 $324,229                     0.28
20.001 or More                                                 4                 $127,235                     0.11
------------------------------------------------------------------------------------------------------------------
Total                                                      1,034             $116,126,803                   100.00 %
==================================================================================================================


Minimum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                                     Percentage of
Range of Minimum Mortgage                              Number of      Aggregate Principal      Aggregate Principal
Rates (%)                                         Mortgage Loans      Balance Outstanding      Balance Outstanding
------------------------------------------------------------------------------------------------------------------
5.000 or Less                                                  3                 $166,672                     0.14 %
5.001 - 6.000                                                 74               $9,639,222                     8.30
6.001 - 7.000                                                171              $17,312,508                    14.91
7.001 - 8.000                                                124              $19,449,836                    16.75
8.001 - 9.000                                                157              $22,744,026                    19.59
9.001 - 10.000                                               196              $23,428,157                    20.17
10.001 - 11.000                                              158              $12,927,757                    11.13
11.001 - 12.000                                               88               $6,888,494                     5.93
12.001 - 13.000                                               37               $2,427,647                     2.09
13.001 - 14.000                                               23               $1,050,678                     0.90
14.001 - 15.000                                                2                  $54,752                     0.05
16.001 - 17.000                                                1                  $37,055                     0.03
------------------------------------------------------------------------------------------------------------------
Total                                                      1,034             $116,126,803                   100.00 %
==================================================================================================================


Subsequent Adjustment Date
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                                     Percentage of
Subsequent Adjustment                                  Number of      Aggregate Principal      Aggregate Principal
Date                                              Mortgage Loans      Balance Outstanding      Balance Outstanding
------------------------------------------------------------------------------------------------------------------
November 2003                                                 71               $6,737,062                     5.80 %
December 2003                                                183              $21,144,222                    18.21
January 2004                                                 142              $14,789,352                    12.74
February 2004                                                111              $13,778,668                    11.87
March 2004                                                     7                 $536,434                     0.46
April 2004                                                    24               $2,578,787                     2.22
May 2004                                                     132              $12,891,399                    11.10
June 2004                                                    180              $19,988,886                    17.21
July 2004                                                    120              $16,099,720                    13.86
August 2004                                                   64               $7,582,274                     6.53
------------------------------------------------------------------------------------------------------------------
Total                                                      1,034             $116,126,803                   100.00 %
==================================================================================================================


Initial Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                                     Percentage of
Initial Periodic Rate                                  Number of      Aggregate Principal      Aggregate Principal
Cap (%)                                           Mortgage Loans      Balance Outstanding      Balance Outstanding
------------------------------------------------------------------------------------------------------------------
1.0                                                           21            $1,923,989.00                     1.66 %
1.5                                                           87           $11,939,397.00                    10.28
2.0                                                          224           $32,553,304.00                    28.03
3.0                                                          702              $69,710,114                    60.03
------------------------------------------------------------------------------------------------------------------
Total                                                      1,034             $116,126,803                   100.00 %
==================================================================================================================


Subsequent Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                                     Percentage of
Subsequent Periodic Rate                               Number of      Aggregate Principal      Aggregate Principal
Cap (%)                                           Mortgage Loans      Balance Outstanding      Balance Outstanding
------------------------------------------------------------------------------------------------------------------
1.0                                                        1,019          $113,821,010.00                    98.01 %
1.5                                                           15               $2,305,793                     1.99
------------------------------------------------------------------------------------------------------------------
Total                                                      1,034             $116,126,803                   100.00 %
==================================================================================================================

                                   EXHIBIT 2

                                                                                                       Distribution Date: 11/25/03
    THE
  BANK OF
    NEW
    YORK

101 Barclay St., 8W
New York, NY 10286
                                                             Countrywide Home Loans
Officer:   Courtney Bartholomew                            Asset Backed Certificates
           212-815-3236                                         Series 2001-BC3
Associate: Sean O'Connell
           212-815-6312

                                                 Certificateholder Monthly Distribution Summary
---------------------------------------------------------------------------------------------------------------------------------
                                              Certificate                         Pass
                                Class            Rate          Beginning         Through            Principal       Interest
Class            Cusip        Description        Type           Balance          Rate (%)         Distribution    Distribution
---------------------------------------------------------------------------------------------------------------------------------
 A               126671NA0     Senior         Var-Act/360    129,190,332.40      1.360000         10,332,865.45     141,535.19
AIO              126671NF9    Strip IO        Var-30/360     159,190,332.36      5.940606                  0.00     788,073.02
 AR              126671NG7     Senior         Fix-30/360               0.00      1.360000                  0.00           0.00
---------------------------------------------------------------------------------------------------------------------------------
 M1              126671NB8    Mezzanine       Var-Act/360     10,000,000.00      1.670000                  0.00      13,452.78
 M2              126671NC6    Mezzanine       Var-Act/360      8,000,000.00      2.070000                  0.00      13,340.00
 B1              126671ND4     Junior         Var-Act/360      4,000,000.00      2.370000                  0.00       7,636.67
 B2              126671NE2     Junior         Var-Act/360      8,000,000.00      3.120000                  0.00      20,106.67
---------------------------------------------------------------------------------------------------------------------------------
Totals                                                       159,190,332.40                       10,332,865.45     984,144.33
---------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------
                                    Current                       Cumulative
                      Total         Realized        Ending         Realized
Class              Distribution      Losses         Balance         Losses
-----------------------------------------------------------------------------
 A                10,474,400.64       0.00      118,857,466.95       0.00
AIO                  788,073.02       0.00      148,857,466.91       0.00
 AR                        0.00       0.00                0.00       0.00
-----------------------------------------------------------------------------
 M1                   13,452.78       0.00       10,000,000.00       0.00
 M2                   13,340.00       0.00        8,000,000.00       0.00
 B1                    7,636.67       0.00        4,000,000.00       0.00
 B2                   20,106.67       0.00        8,000,000.00       0.00
-----------------------------------------------------------------------------
Totals            11,317,009.78       0.00      148,857,466.95       0.00
-----------------------------------------------------------------------------

For Class AIO the interest distribution of $788,072.34 includes the following amounts:
$.42 investment earnings for the fixed carryover reserve fund and $788,071.92 monthly interest distribution.


                                                               Page 1

                                                                                                       Distribution Date: 11/25/03
    THE
  BANK OF
    NEW
    YORK

101 Barclay St., 8W
New York, NY 10286
                                                             Countrywide Home Loans
Officer:   Courtney Bartholomew                            Asset Backed Certificates
           212-815-3236                                         Series 2001-BC3
Associate: Sean O'Connell
           212-815-6312

                                                         Principal Distribution Detail
------------------------------------------------------------------------------------------------------------------
                              Original        Beginning        Scheduled                              Unscheduled
                             Certificate     Certificate       Principal          Accretion            Principal
Class            Cusip         Balance         Balance       Distribution         Principal           Adjustments
------------------------------------------------------------------------------------------------------------------
 A               126671NA0 370,000,000.00  129,190,332.40     10,332,865.45          0.00                  0.00
AIO              126671NF9 400,000,100.00  159,190,332.36              0.00          0.00                  0.00
AR               126671NG7         100.00            0.00              0.00          0.00                  0.00
------------------------------------------------------------------------------------------------------------------
M1               126671NB8  10,000,000.00   10,000,000.00              0.00          0.00                  0.00
M2               126671NC6   8,000,000.00    8,000,000.00              0.00          0.00                  0.00
B1               126671ND4   4,000,000.00    4,000,000.00              0.00          0.00                  0.00
B2               126671NE2   8,000,000.00    8,000,000.00              0.00          0.00                  0.00
------------------------------------------------------------------------------------------------------------------
Totals                     400,000,100.00  159,190,332.40     10,332,865.45          0.00                  0.00
------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
                        Net                Current         Ending                 Ending
                     Principal             Realized      Certificate            Certificate
Class               Distribution            Losses         Balance                Factor
---------------------------------------------------------------------------------------------
 A                 10,332,865.45              0.00      118,857,466.95         0.32123639716
AIO                         0.00              0.00      148,857,466.91         0.37214357424
AR                          0.00              0.00                0.00         0.00000000000
---------------------------------------------------------------------------------------------
M1                          0.00              0.00       10,000,000.00         1.00000000000
M2                          0.00              0.00        8,000,000.00         1.00000000000
B1                          0.00              0.00        4,000,000.00         1.00000000000
B2                          0.00              0.00        8,000,000.00         1.00000000000
--------------------------------------------------------------------------------------------
Totals             10,332,865.45              0.00      148,857,466.95
--------------------------------------------------------------------------------------------


                                                               Page 2

                                                                                                       Distribution Date: 11/25/03
    THE
  BANK OF
    NEW
    YORK

101 Barclay St., 8W
New York, NY 10286
                                                             Countrywide Home Loans
Officer:   Courtney Bartholomew                            Asset Backed Certificates
           212-815-3236                                         Series 2001-BC3
Associate: Sean O'Connell
           212-815-6312

                                                         Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------
                   Beginning        Pass            Accrued       Cumulative                       Total
                 Certificate       Through          Optimal         Unpaid       Deferred         Interest
Class               Balance        Rate (%)        Interest        Interest      Interest           Due
------------------------------------------------------------------------------------------------------------------
 A              129,190,332.40     1.360000       141,535.19          0.00         0.00          141,535.19
AIO             159,190,332.36     5.940606       788,072.60    172,490.77         0.00          788,072.60
AR                        0.00     1.360000             0.00          0.00         0.00                0.00
------------------------------------------------------------------------------------------------------------------
M1               10,000,000.00     1.670000        13,452.78          0.00         0.00           13,452.78
M2                8,000,000.00     2.070000        13,340.00          0.00         0.00           13,340.00
B1                4,000,000.00     2.370000         7,636.67          0.00         0.00            7,636.67
B2                8,000,000.00     3.120000        20,106.67          0.00         0.00           20,106.67
------------------------------------------------------------------------------------------------------------------
Totals          159,190,332.40                    984,143.91    172,490.77         0.00          984,143.91
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------

                    Net              Unscheduled
                Prepayment            Interest            Interest
Class          Int Shortfall         Adjustment             Paid
------------------------------------------------------------------------------
 A                  0.00                 0.00             141,535.19
AIO                 0.00                 0.00             788,073.02
AR                  0.00                 0.00                   0.00
------------------------------------------------------------------------------
M1                  0.00                 0.00              13,452.78
M2                  0.00                 0.00              13,340.00
B1                  0.00                 0.00               7,636.67
B2                  0.00                 0.00              20,106.67
------------------------------------------------------------------------------
Totals              0.00                 0.00             984,144.33
------------------------------------------------------------------------------



                                                               Page 3

                                                                                                       Distribution Date: 11/25/03
    THE
  BANK OF
    NEW
    YORK

101 Barclay St., 8W
New York, NY 10286
                                                             Countrywide Home Loans
Officer:   Courtney Bartholomew                            Asset Backed Certificates
           212-815-3236                                         Series 2001-BC3
Associate: Sean O'Connell
           212-815-6312

                                                          Current Payment Information
                                                               Factors per $1,000

----------------------------------------------------------------------------------------------------------------------------------
                             Original          Beginning Cert.                                        Ending Cert.       Pass
                            Certificate           Notional           Principal        Interest          Notional        Through
Class          Cusip         Balance              Balance          Distribution     Distribution        Balance          Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
  A         126671NA0     370,000,000.00        349.163060541      27.926663378      0.382527531      321.236397162    1.360000
  AIO       126671NF9     400,000,100.00        397.975731406       0.000000000      1.970182060      372.143574239    5.940606
  AR        126671NG7             100.00          0.000000000       0.000000000      0.000000000        0.000000000    1.360000
----------------------------------------------------------------------------------------------------------------------------------
  M1        126671NB8      10,000,000.00      1,000.000000000       0.000000000      1.345277778     1,000.000000000   1.670000
  M2        126671NC6       8,000,000.00      1,000.000000000       0.000000000      1.667500000     1,000.000000000   2.070000
  B1        126671ND4       4,000,000.00      1,000.000000000       0.000000000      1.909166667     1,000.000000000   2.370000
  B2        126671NE2       8,000,000.00      1,000.000000000       0.000000000      2.513333333     1,000.000000000   3.120000
----------------------------------------------------------------------------------------------------------------------------------
Totals                    400,000,100.00        397.975731506      25.832157167      2.460360210       372.143574339
----------------------------------------------------------------------------------------------------------------------------------


                                                                      Page 4



    THE
  BANK OF
    NEW
    YORK

101 Barclay St., 8W
New York, NY 10286
                                                             Countrywide Home Loans
Officer:   Courtney Bartholomew                            Asset Backed Certificates
           212-815-3236                                         Series 2001-BC3
Associate: Sean O'Connell
           212-815-6312




      Pool Level Data
      Distribution Date                                                                                                   11/25/03
      Cut-off Date                                                                                                         8/ 1/01
      Determination Date                                                                                                  11/ 1/03
      Accrual Period 30/360                       Begin                                                                   10/ 1/03
                                                  End                                                                     11/ 1/03
      Number of Days in 30/360 Accrual Period                                                                                   30


      Accrual Period Actual Days                   Begin                                                                  10/27/03
                                                   End                                                                    11/25/03
      Number of Days in Actual Accrual Period                                                                                   29


-------------------------------------------------------------------------
                            Collateral Information
-------------------------------------------------------------------------
      Group 1

      Cut-Off Date Balance                                                                                          400,000,000.00

      Beginning Aggregate Pool Stated Principal Balance                                                             159,190,332.40
      Ending Aggregate Pool Stated Principal Balance                                                                148,857,466.95
      Beginning Prefunded Amount                                                                                              0.00
      Ending Prefunded Amount                                                                                                 0.00

      Beginning Aggregate Certificate Stated Principal Balance                                                      159,190,332.40
      Ending Aggregate Certificate Stated Principal Balance                                                         148,857,466.95

      Beginning Aggregate Loan Count                                                                                          1536
      Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                           76
      Ending Aggregate Loan Count                                                                                             1460

      Beginning Weighted Average Loan Rate (WAC)                                                                         9.077971%
      Ending Weighted Average Loan Rate (WAC)                                                                            9.081281%

      Beginning Net Weighted Average Loan Rate                                                                           8.565346%
      Ending Net Weighted Average Loan Rate                                                                              8.568406%

      Weighted Average Maturity (WAM) (Months)                                                                                 324

      Servicer Advances                                                                                                 276,999.87

      Aggregate Pool Prepayment                                                                                      10,212,686.42
      Pool Prepayment Rate                                                                                             54.8993 CPR



                                                                      Page 1



    THE
  BANK OF
    NEW
    YORK

101 Barclay St., 8W
New York, NY 10286
                                                             Countrywide Home Loans
Officer:   Courtney Bartholomew                            Asset Backed Certificates
           212-815-3236                                         Series 2001-BC3
Associate: Sean O'Connell
           212-815-6312



      Certificate Account
      Beginning Balance
                                                                                                                            0.00
      Deposit
      Payments of Interest and Principal                                                                           11,526,562.27
      Liquidation Proceeds                                                                                                  0.00
      All Other Proceeds                                                                                                    0.00
      Other Amounts                                                                                                         0.00
                                                                                                                   -------------
      Total Deposits                                                                                               11,526,562.27



      Withdrawals
      Reimbursement of Servicer Advances                                                                                    0.00
      Payment of Master Servicer Fees                                                                                  56,948.81
      Payment of Sub Servicer Fees                                                                                        480.84
      Payment of Other Fees                                                                                                 0.00
      Payment of Insurance Premium(s)                                                                                 152,604.11
      Payment of Personal Mortgage Insurance                                                                                0.00
      Other Permitted Withdrawal per the Pooling and Service Agreement                                                      0.00
      Payment of Principal and Interest                                                                            11,317,009.77
                                                                                                                   -------------
      Total Withdrawals                                                                                            11,527,043.53

      Ending Balance                                                                                                  152,122.85



      Prepayment Compensation
      Total Gross Prepayment Interest Shortfall                                                                         9,380.50
      Compensation for Gross PPIS from Servicing Fees                                                                   9,380.50
      Other Gross PPIS Compensation                                                                                         0.00
                                                                                                                      ----------
      Total Net PPIS (Non-Supported PPIS)                                                                                  -0.00



      Master Servicing Fees Paid                                                                                       56,948.81
      Sub Servicing Fees Paid                                                                                             480.84
      Insurance Premium(s) Paid                                                                                       152,604.11
      Personal Mortgage Insurance Fees Paid                                                                                 0.00
      Other Fees Paid                                                                                                       0.00
                                                                                                                      ----------
      Total Fees                                                                                                      210,033.76



                                                                       Page 2



    THE
  BANK OF
    NEW
    YORK

101 Barclay St., 8W
New York, NY 10286
                                                             Countrywide Home Loans
Officer:   Courtney Bartholomew                            Asset Backed Certificates
           212-815-3236                                         Series 2001-BC3
Associate: Sean O'Connell
           212-815-6312

     -------------------------------------------------------------------------------
                                  Delinquency Information
     -------------------------------------------------------------------------------
      Group 1
      -------

      Delinquency                                                30-59 Days        60-89 Days         90+ Days        Totals
      -----------                                                ----------        ----------         --------        ------
      Scheduled Principal Balance                               3,262,418.35     1,108,843.13     9,150,893.96     13,522,155.44
      Percentage of Total Pool Balance                             2.191639%        0.744903%        6.147420%         9.083962%
      Number of Loans                                                     36                9              100                145
      Percentage of Total Loans                                    2.465753%        0.616438%        6.849315%          9.931507%

      Foreclosure
      -----------

      Scheduled Principal Balance                               1,324,551.47     1,067,700.29     9,148,056.41      11,540,308.17
      Percentage of Total Pool Balance                             0.889812%        0.717264%        6.145514%          7.752589%
      Number of Loans                                                     10               13              107                130
      Percentage of Total Loans                                    0.684932%        0.890411%        7.328767%          8.904110%

      Bankruptcy
      ----------

      Scheduled Principal Balance                                       0.00       186,941.28       797,141.81         984,083.09
      Percentage of Total Pool Balance                             0.000000%        0.125584%        0.535507%          0.661091%
      Number of Loans                                                      0                3                5                  8
      Percentage of Total Loans                                    0.000000%        0.205479%        0.342466%          0.547945%

      REO
      ---

      Scheduled Principal Balance                                       0.00              0.0     5,140,587.87       5,140,587.87
      Percentage  of Total Pool Balance                            0.000000%        0.000000%        3.453362%          3.453362%
      Number of Loans                                                      0                0               66                 66
      Percentage of Total Loans                                    0.000000%        0.000000%        4.520548%          4.520548%

      Book Value of all REO Loans                                                                                            0.00
      Percentage of Total Pool Balance                                                                                  0.000000%

      Current Realized Losses                                                                                                0.00
      Additional Gains (Recoveries)/Losses                                                                                   0.00
      Total Realized Losses                                                                                                  0.00

     -------------------------------------------------------------------------------
                       Subordination/Credit Enhancement Information
     -------------------------------------------------------------------------------


      Credit Support                                                                                Original           Current
      --------------                                                                                --------           --------

      Class A                                                                                  370,000,100.00       118,857,466.95
      Class A Percentage                                                                           92.500002%           79.846493%

      Class M1                                                                                 10,000,000.00         10,000,000.00


                                                                       Page 3



    THE
  BANK OF
    NEW
    YORK

101 Barclay St., 8W
New York, NY 10286
                                                             Countrywide Home Loans
Officer:   Courtney Bartholomew                            Asset Backed Certificates
           212-815-3236                                         Series 2001-BC3
Associate: Sean O'Connell
           212-815-6312


      Credit Support                                                                                Original           Current
      --------------                                                                                --------           --------
      Class M1 Percentage                                                                           2.499999%         6.717836%

      Class M2                                                                                   8,000,000.00      8,000,000.00
      Class M2 Percentage                                                                           2.000000%         5.374269%

      Class B1                                                                                   4,000,000.00      4,000,000.00
      Class B1 Percentage                                                                           1.000000%         2.687134%

      Class B2                                                                                   8,000,000.00      8,000,000.00
      Class B2 Percentage                                                                           2.000000%         5.374269%

--------------------------------------------------------------------------------
                          Seller Loss Coverage Obligation Group 1
--------------------------------------------------------------------------------

      Group 1 Original Sell Loss Coverage Balance                                                                  8,000,000.00
      Group 1 Current Loss Amount                                                                                     35,129.24
      Group 1 Cumulative Loss Amount                                                                               1,024,062.52
      Group 1 Seller Loss Coverage Remaining Balance                                                               6,975,937.48



                                                                     Page 3
